UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 17, 2021

Evolve Transition Infrastructure LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1360 Post Oak Blvd, Suite 2400
Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner
interests	SNMP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01Other Events.

Borrowing Base Redetermination

On March 17, 2021, Evolve Transition Infrastructure LP (the “Partnership”) received notification that, pursuant to the terms of the Third Amended and Restated Credit Agreement, as amended by the Tenth Amendment thereto (the “Credit Agreement”), its lenders have completed the quarterly review of the borrowing base for the Partnership’s midstream assets. Based on this review, the borrowing base has been set at $113.7 million. The Partnership’s current debt outstanding is $104.5 million, consisting of $95.0 million outstanding under the quarterly amortizing term loan and $9.5 million outstanding under the revolving loan.

The Credit Agreement is a current liability that matures on September 30, 2021. We intend to refinance or extend the maturity of the Credit Agreement prior to its maturity date. However, we may not be able to refinance or extend the maturity of the Credit Agreement or, if we are able to refinance or extend the maturity, we may not be able to do so with borrowing and debt issue costs, terms, covenants, restrictions, commitment amount or a borrowing base favorable to us.

Forward-Looking Statements

This communication contains “forward-looking statements” as defined by the United States Securities and Exchange Commission regarding the Partnership. These forward-looking statements relate to, among other things, our ability to refinance or extend the maturity of our credit agreement and our plans, objectives, expectations, outlook and intentions. All of these types of statements, other than statements of historical fact included in this communication, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this communication are largely based on our expectations, which reflect estimates and assumptions made by the management of our general partner. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this communication are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in forward-looking statements. The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolve Transition Infrastructure LP
By: Evolve Transition Infrastructure GP LLC, its general partner

Date: March 18, 2021	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Secretary